Business update
and merger
status
yitgroup.com
Kari Kauniskangas, President and CEO
Capital Markets Day 2017
September 28, 2017

Key messages
-Business in Finland and the CEE
countries is proceeding well and
outlook is positive
-In Russia, the bottom of the cycle
seems to be behind, but only slow
improvement in market is expected
-Partnership Properties segment
brings a new tool to support growth
-Integration planning of the merger
with Lemminkainen is at full speed
YIT | 2 | Capital Markets Day 2017

1 Recap since
CMD 2016

Continuous priorities in Group

Improving
profitability
Intensifying
growth
Increasing capital
efficiency
o Improving business mix
o Decreasing construction
costs
o Improved and proactive care
for customers
o Further increasing the role of
partnerships in investments
o Continuing capital efficiency
improvement
o Reducing invested capital in
Russia
o Strengthened resources in
early-phase project
development
o Living and renovation
services
o Managing Tripla project and
strong order backlog
YIT | 4 | Capital Markets Day 2017

Actions to optimise business mix proceeding well
Share of sales for consumers
increasing
Apartments under
construction in Housing
Finland and CEE
Development of revenue mix,
%,(EBIT margins in brackets)
[VALUE]
(7.2%)
[VALUE]
(8.2%)
[VALUE]
(8.6%)
[VALUE]
(4.1%)
[VALUE]
(-0.9%)
[VALUE]
(1.1%)
[VALUE]
(3.7%)
[VALUE]
(4.8%)
[VALUE]
(4.2%)
2015 2016 12 months
rolling
(H2/16+H1/17)
Business Premises and Infra
Housing Russia
Housing Finland and CEE
464
242 211
1,560
1,132 1,284
940
957
1,023
1,251
1,596
1,879
4,215
3,927
4,397
2015 2016 Rolling 12
months
(H2/16+H1/17)
total
Consumer sales in Finland
Consumer sales in CEE
Sales to investors
H1/17 sales for consumers in
CEE increased +39% y-o-y
and in Finland +41% y-o-y
1,712
1,156
1,568
[VALUE]
(43%)
[VALUE]
(54%)
[VALUE]
(49%)
4,942
5,885
6,818
2015 2016 6/2017
Total

For consumers, units (sales rate %)
YIT | 5 | Capital Markets Day 2017

Performance Leap development programme

Renewing process to reach the goal of 15% cost savings


Clear task, tool and principles
6
Designer
High-quality Building Information Model (BIM)
7
Cost calculation
Model compatible with YIT's structure library
8
Project procurement
Model consists of agreed components and prefabricates
9
Site
Site efficiency
Continued use of BIM model in maintenance
Continuous feedback and further development
1
Concept development
Data and market analysis
2
Procurement
Partnerships and prefabrication
YIT model library
3
Productisation
Professional skills
4
Project leader
Customer insight
5
Product specification
YIT's core competencies
Core teams

Performance Leap sub-areas:

ENSURING COMPETENCIES

DESIGN MANAGEMENT

PARTNERSHIPS AND PREFABRICATION

SITE EFFICIENCY

YIT | 6 | Capital Markets Day 2017

YIT

The largest ongoing projects
Mall of Tripla

Completion rate: 32%
YIT ownership: 38,75%
Self-developed project
Value: EUR ~600 million
Kasarmikatu 21

Completion rate: 69%
YIT ownership: 40%
Self-developed project
Leasable area, sq.m.: 16,000
K3 Wihuri, Vantaa

Completion rate: 35%
Sold project
Self-developed project
Leasable area, sq.m.: 25,000
Myllypuro Campus,

Metropolia

Completion rate: 9%
Project management contract
Value: EUR ~70 million
Suomi Hloubetin

Prague, the Czech Republic

Apartments to be constructed:
Over 850

Tampere light railway
Completion rate: 8%
Alliance model project
Value: EUR ~110 million
E18 Hamina-Vaalimaa
motorway
Completion rate: 83%
PPP project
Value: EUR ~260 million
Ranta-Tampella
residential project
Tampere, Finland

Apartments to be constructed:
Over 1,100

Nuppu residential project
Bratislava, Slovakia

Apartments to be constructed:
Over 1,000
YIT | 7 | Capital Markets Day 2017

Increasing capital efficiency
Capital efficient plot
ownership
Increasing role of
partnerships
Capital release program
in Russia
o Cooperation with plot funds
o Grip on plots with pre-agreements
o Plot acquisitions financed with
completed apartments at the end
of projects
o Joint venture structures
o The target is to release RUB 6
billion by the end of 2018
o Weak sales at the beginning of the
year have delayed the progress
o Negotiations ongoing to sell parts
of large plots
o Established partnerships:
Regenero, Tripla, YCE Housing I

fund etc.
o New segment as at
January 1, 2018:

Partneship Properties

o Agreements on deeper
partnerships in design and
production signed
YIT | 8 | Capital Markets Day 2017

2 Business update

Several political risks cause uncertainty
Growth accelerates in Finland, some
   positive signs in Russia

Solid growth in the Baltic
countries, private consumption
still the main driver for growth
Residential market recovering in
Latvia and Lithuania

BALTIC COUNTRIES

Strong fundamentals reflected in
this year's figures
Residential prices have increased
especially in the Czech Republic
Shortage of resources causes
cost pressure
CEE COUNTRIES

GLOBAL

2017: 1.6%
2018: 1.7%
2019: 1.8%
2017: 2.5%
2018: 1.5%
2019: 1.1%
2017: 3.2%
2018: 2.9%
2019: n/a
2017: 3.2%
2018: 3.2%
2019: 2.8%
2017: 3.5%
2018: 3.0%
2019: 2.5%
Moderate recovery ongoing,
foreign trade has grown recently
Retail sales and car sales finally
increasing
Ruble has turned to a weakening
trend
CBR has decreased the key rate
during the spring, now 8.5%
RUSSIA

2017: 3.3%
2018: 3.6%
2019: 3.6%
Growth more broad-based as
exports have picked up
High consumer confidence
supports the active residential
market, no signs of overheating
The growth in construction
investments to moderate
FINLAND

2017: 3.8%
2018: 3.3%
2019: 3.1%
2017: 3.4%
2018: 3.0%
2019: 2.6%
YIT | 10 | Capital Markets Day 2017

Housing Finland and CEE

Housing Finland and CEE
Development of sales and start-ups
Sold apartments (units) Apartment start-ups (units)
1,251
1,596
1,879
940
966
1,023
2,024 1,374
1,495
4,215
3,936
4,397
2015 2016 Rolling 12 months
(H2/16+H1/17)
1,387
1,985
2,403
1,021
1,210
1,477
1,157
982
3,885
961
4,177
4,521
2015 2016 Rolling 12 months
(H2/16+H1/17)
Consumers in Finland
Consumers in CEE
Investors
Start-ups and sales to co-operatives and a housing fund in
the CEE included in investor start-ups and sales In Finland, estimated sales to consumers in Q3 are over 450 units
(Q3/2016: 291 units) In CEE countries, estimated sales to
consumers in Q3 are over 200 units (Q3/2016: 201 units)
YIT | 12 | Capital Markets Day 2017

Housing Finland and CEE
Improving the customer experience and quality
64%
Housing Finland
and CEE segment's
NPS in 2016
Quality
Customer
experience
Faultlessness
92%
Group's Q-factor
in 2016
o Our aim is to surprise the customer in a
positive way in every encounter
o Group level NPS is one of the management
remuneration criteria
o Golden timeframe is the key to good planning
o Quality mindset throughout the organisation
o Low number of repairs under warranty
YIT | 13 | Capital Markets Day 2017

Housing Finland and CEE

Living Services development programme focusing on convenient everyday life

Customer journey

- Managing the business by managing the customer journey
- Improved inspiration, more efficient sales operations and new services for living through digitalization

➡ Renewed, common web pages for all YIT

➡ New interaction tools like chat

➡ YIT Plus as a digital customer service

New business opportunities by managing the overall customer journey

Services offering

- The goal is to make everyday life easier and more convenient
- Third-party services distributed by YIT Plus, e.g. Niemi moving services
- New services with renewed business models, e.g. SmartHome solutions, Smartpost lockers

Digitalisation of the customer journey

Living as a service

- Business growth based on different ownership models, e.g. optional purchasing right
- By building ecosystems YIT enables more services to our customers
- Opportunities from ownership structures enabled by Partnership Properties

Gradual shift from traditional business models to Living as a Service

YIT | 14 | Capital Markets Day 2017

Housing Finland and CEE

Living Design Philosophy: Next phase of Smartti ideology

What is trending now?

+

- Interest in easy and flexible living
- Interest in using services
- Living in an apartment building and importance of yards
- Getting rid of materia as a phenomenon

-

- Willingness to use money on living
- Need for space in an apartment

Our solution – Living Design Philosophy

- Design philosophy
- Digitalised customer choices
- Ecosystem and partnerships


Modular prefabricated systems


Living services such as SmartPost


Smart and multi-functional use of space


Digitalised process for purchasing and material options

YIT | 15 | Capital Markets Day 2017

YIT

Housing
Russia

Housing Russia
Development of sales and start-ups
Sold apartments (units) Apartment start-ups (units)
2,542
2,782 2,842
2015 2016 Rolling 12 months
(H2/16+H1/17)
3,129
3,523
2,935
2015 2016 Rolling 12 months
(H2/16+H1/17)
In Russia, estimated sales to consumers in Q3 are over
700 units (Q3/2016: 880 units)
YIT | 17 | Capital Markets Day 2017

Housing Russia

Focus on invested capital and profitability improvement

1 The reduction of invested capital

- Selling apartments, especially the completed
- Reduction of plot reserves through selling
- Lowered production volumes
- Only few plot acquisitions and targeting to pay for plots partly with apartments
- Partnership models in area projects

Target
RUB -6 billion[1]

Weak demand and legislative changes in Russia have delayed the reduction of invested capital

2 Boost the profitability improvement

- Performance leap in reducing construction costs
- New start-ups with adjusted product
- Selected plot acquisitions
- Utilise opportunities in service business
- Adjusted, more centralised operating model

Lower volumes until profitability acceptable

Gross margin on an improving trend, but EBIT still on a low level

[1] By the end of 2018, vs. RUB 28 billion as at June 30, 2016

YIT | 18 | Capital Markets Day 2017

YIT

Housing Russia
Capital release programme in Russia

- Target to reduce RUB 6 billion by end of 2018 vs. Q2/2016 (RUB 28 billion → RUB 22 billion)
- Weak sales during 2017 have delayed the capital release programme
- Macro environment is improving but housing demand still on a low level and prices are stable or even declining

Capital employed in Russia as at June 30, 2017:
RUB 26.9 billion (EUR 398.7 million)


5%
6%
13%
11%
11%
55%
Ramenskoye
Gorelovo
Novo-Orlovsky
Smolny Prospekt
Inkeri
Others

Capital employed in Russia

- Capital is employed in
  - Projects under construction and completed apartments (~45%)
  - Plots and development costs (~55%)
- Slow moving assets on balance sheet are related to five major plots or projects – mainly in St Petersburg area
- Sources of capital release
  - Sales of apartments 60-80%
  - Sales of plots 20-40%

YIT | 19 | Capital Markets Day 2017

Housing Russia
YIT Service growing rapidly

Customers

- More than 37,000 clients in 6 regions of Russia, good potential for growth
- Customers are households, property investors and users of business premises

Share of revenue from services in each operating city in 2016



Russia, total 5%
Kazan 5%
Rostov-on-Don 8%
Yekaterinburg 6%
Moscow and Moscow region 1%
St. Petersburg 8%

Services offering

Renovation and apartment finishing services

- Finishing represents 38% of revenue
- Finishing done after the completion, which decreases capital employed and the construction time

Regulated maintenance services

- Regulated business, which limits its basic business profitability
- Offers a platform for new services
  - 24/7 presence in each of our apartment buildings
  - Monthly invoicing
  - Trusted partner

Living services

- Synergies in utilising premises and personnel provided by regulated business while the pricing is unregulated
- Major part of services provided by external partners
- Represents 6% of revenue and increasing

Digital customer journey in focus: YIT Plus, 24/7 service desk

YIT | 20 | Capital Markets Day 2017

Housing Russia

Smartti ideology in Russia: Transformer
   concept

o In Russia, homes are traditionally sold unfinished, but
demand for easy finishing options is expected to grow

o YIT's Transformer concept offers flexibility
Wider range of layouts to meet the varied needs of different customers
o Customer avoids all the burdensome
bureaucracy related to redoing the layout
o Possibility to transform the apartment layout
in the future based on ready-made designs
o Customer sees the potential of the apartment to
adjust to different life situations
o Increased liquidity of apartments on the
secondary market
Need for functional, innovative layouts increases
YIT | 21 | Capital Markets Day 2017

Business
Premises and
Infrastructure

Business Premises and Infrastructure
Renting of premises developing favourably
107
171 172
43
132 121
31
34 39
10
425 36 45
425 425
616
797 802
2015 2016 2017
(rolling 12 months)
Other
Design and Build projects
Alliance
Public-Private-Partnership and life cycle
Self-developed
Order backlog of Business Premises and
   Infrastructure segment

Development of renting since the beginning of 2016
1,353
1,264
6/2016 6/2017
30,000
40,000
50,000
60,000
70,000
80,000
90,000
100,000
110,000
120,000
2016 2017
Rented sqm, rolling 12 months
Revenue split by project type
o Tripla will represent a major part of order
backlog in the coming years
o Ambition to put emphasis on self-developed
and long value chain projects
instead of pure contracting
YIT | 23 | Capital Markets Day 2017

Business Premises and Infrastructure

Alliance projects showing the way for improved tendering practices

- Experiences from the first few alliance projects are positive
- In its current form alliance model is too heavy for smaller projects
- YIT's target is to leverage the best ideas from big alliance projects also in smaller projects

Best of alliance model

- Openness and shared decision making
- Optimal risk sharing
- Good visibility for the customer

→ **Good for large, complex projects**

Benefits of life cycle and PPP projects

- Visibility to future projects helps prioritising and resourcing
- Lighter tendering phase
- Better profitability
- Reference requirements not limiting so much

→ **More cost-effective solutions**

YIT's largest ongoing business premises and infrastructure contracts as at June 30, 2017

Project	Model	Value (EUR million)
E18 Hamina-Vaalimaa motorway	Life cycle (PPP)	~260
Tampere light railway	Alliance	~110
Myllypuro Campus, Metropolia, Helsinki	Project management contract	~70
Helsinki Central Library	Project management contract	~50
Naantali CHP power plant	Alliance	~40

YIT | 24 | Capital Markets Day 2017

Business Premises and Infrastructure

Tripla project ahead of schedule

Mall of Tripla is more than a shopping mall



4%
Commercial services
12%
Service and storage facilities
15%
Grocery stores
15%
Restaurants and cafes
16%
Culture and entertainment
38%
Fashion and lifestyle

80,000
train passengers enter and exit the station already daily

40,000
bus and tram travellers visit Pasila daily

over 50%
of premises leased out

over 25%
of Finns live within a 30-minute drive from Mall of Tripla

All
levels accessible directly from street level

E-commerce
integrated

Next steps in Tripla project

- Construction of one of the largest hotel in Finland started in September 2017
- Leasing negotiations for office premises ongoing
- Pre-marketing for apartments will start by the end of 2017
- Construction of the first residential building starts in Q4/2017
- Construction of the first office building starting in winter 2018

YIT | 25 | Capital Markets Day 2017

Business Premises and Infrastructure

Sustainable development and high quality renovation services


URBAN AREA DEVELOPMENT AND RENOVATION SERVICES
Planning and developing large urban areas
BASIC RENOVATION SERVICES
Schools, kindergartens, hotels, roads and bridges
PROPERTY DEVELOPMENT AND RENOVATION SERVICES
Development and renovation of business premises, apartments, hotels and retail spaces
HOUSING COMPANY RENOVATION SERVICES
Facade and plumbing renovations and additional construction work
RELEVANT RENOVATION SERVICES MARKET IN FINLAND IN 2016: EUR ~4 BILLION

- YIT's revenue in renovation was EUR ~110 million in 2016
- The volume is increasing, target is to double the revenue by 2019

YIT | 26 | Capital Markets Day 2017

3 The merger with Lemminkainen

Urban development boosting the balanced growth
ANNUAL GROWTH

5-10%
Higher value-add solutions
e.g. self-developed and negotiation
based hybrids, big infra, lifecycle,
(alliances)
INNOVATOR
FOR LIVING
in Housing
INNOVATIVE PARTNER
in Business Premises and
Infrastructure
Solutions
for
urban living
e.g. affordable
apartments
GROWTH
Living services
Renovation services
Performance leap
YIT | 28 | Capital Markets Day 2017

YIT and Lemminkainen to combine
Deal rationale
o Significant market value, good liquidity of the share
o Balanced and improved risk profile
o Growing dividend expectation
4 Enhanced investment case
o Good references and wide pool of professional people
o Potential for profitability improvement
o Wider opportunities for specialisation and scale
2 Synergies and improved competitiveness
o Counter cyclicality of businesses and geographies
o Lower financing costs
o Lower dependency on investment demand
3 Improved financial position
and reduced risk
profile
o Target to become a leader in urban development
o More balanced business portfolio
(Infra, Housing, Business Premises,
   Partnership Properties)
o Wider geographical presence in several economic regions
1 Strong platform for growth
YIT | 29 | Capital Markets Day 2017

Combined portfolio 2016
Illustrative combined revenue splits 2016*
Geographic split*
Business logic split*
Paving and
maintenance
Infra
projects
Housing
Business
premises
Maintenance,
renovation and paving
New contracting
Finland
Baltics, CEE
and others
Russia
Scandinavia
YIT
Lemminkainen
Infrastructure
construction and
Paving: 117
Geographic revenue split, 2016*
(EURm)
* Preliminary combined high level illustrative estimates for the geographical, operational and business logic splits
reflect the external and internal reporting of YIT and
Lemminkainen prepared under both POC and IFRS principles for the year 2016. Illustrative high level estimates of splits
presented are based on a hypothetical situation and are not
intended to project the revenue split of the Combined entity in the future. The illustrative information should not be
viewed as pro forma information.
Infrastructure
construction and
Paving: 377
Paving and
Building
construction: 55
Housing: 269
Business
premises and
Housing: 199
Operational split*
Residential
development
Contracting-based
Own based
Real estate development
Business
premises,
Housing and
Infra: 1,316
Infrastructure
construction and
Paving: 552
Building
construction incl.
housing: 581
YIT | 30 | Capital Markets Day 2017

Synergy potential
Description
o One top management and Group
   administration, savings from being
one stock listed company
o Combined premises
o Economies of scale benefits in indirect sourcing
o Harmonizing the IT-systems and diminishing the number of
systems o Unified operations and functions in overlapping
areas o Lowered financing costs based on improved key
figures
Short-term
synergies
Full EBIT improvement potential per annum
EUR 40 million
Operational
synergies
o The improved turnover of the plot portfolio and
enhancement of development capabilities by increasing self
developed business
o Best practices from both sides, common
   processes and tools
o Economies of scale in using digitalisation
o Better use and higher volume of international sourcing
YIT | 31 | Capital Markets Day 2017

Group strategy
Urban development boosts the growth of
   balanced business portfolio
Urban
development
BUSINESS
PREMISES
INFRASTRUCTURE
HOUSING
PARTNERSHIP
PROPERTIES
Project development
Execution
Ownership and services
Aspects of Urban development
YIT | 32 | Capital Markets Day 2017

Group strategy
Preliminary financial targets
Long-term
financial target
Target
level
ROCE
[ROCE (excl. goodwill)]
>12%
[>15%]
Dividend per share Growing annually
Equity ratio >40%
Cash flow
Positive after
dividend payout
Helsinki Central Library
Helsinki, Finland
YIT | 33 | Capital Markets Day 2017

The planning of the integration proceeds at speed
Structural changes, targets, management, follow-up,
culture, synergies, ...
The Board of
Directors elected in
the AGM
The Board of
Directors elected
in the EGM
Day 1 readiness, organisational structure,
leadership model, synergy evaluation...
Competition authority process
INTEGRATION PLANNING IMPLEMENTION OF
   INTEGRATION
Starting from June 19
12.9.
EGM's of both
companies
November 1
2017 or
January 1
2018
25.8.
Prospectus
Spring 2018
AGM
YIT | 34 | Capital Markets Day 2017

4 Vision into
action - More
out of urban
development

Our vision - More life in sustainable cities
OUR VISION
OUR GROWTH ENGINE
OUR DNA
OUR MISSION
More life in
sustainable cities
Urban
development
involving partners
Result-oriented
project
executor
OUR VALUES CARE A STEP AHEAD COOPERATION
   PERFORMANCE
YIT | 36 | Capital Markets Day 2017

More out of urban development



KEY ACTIONS
Step A
• Group Urban development unit
• Plot factory
Step B
• Partnership Properties segment
• Improved risk tolerance
• More professional resources
Step C
• Residential services
• Renovation services
More ideas
More projects
More investment capacity
More stable cash flow
Growing operating profit
Wider portfolio of development projects
Faster turnover of plot portfolio
Ownership and quarterly reporting
Long-term customerships
NEW APPROACH

YIT | 37 | Capital Markets Day 2017

Together we can do it.

Housing Russia
Appendix: Car sales in Russia vs. YIT sales in Russia
2013-H1/2017
0
200
400
600
800
1,000
1,200
1,400
1,600
1,800
Q1/2013 Q1/2014 Q1/2015 Q1/2016 Q1/2017
Apartment sales /Quarter (pcs) Car
   sales/Quarter (1000 pcs)
Government
mortgage subsidy
program started
Government
mortgage subsidy
program ended
YIT | 39 | Capital Markets Day 2017

Disclaimer

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YIT | 40 | Capital Markets Day 2017

Disclaimer

Important information regarding the merger of YIT and
Lemminkainen

The information contained in this presentation regarding the merger of YIT Corporation ("YIT") and Lemminkainen
Corporation ("Lemminkainen") (unless otherwise indicated)
has been provided by YIT and Lemminkainen. By attending the
meeting where this presentation is made, or by reading the
presentation slides, you agree to be bound by the following
limitations. This presentation is being furnished to you
solely for your information on a confidential basis and may
not be reproduced, redistributed or passed on, in whole or
in part, to any other person. This presentation does not
constitute a notice to an extraordinary general meeting or a merger prospectus and as such, does not constitute or form
part of and should not be construed as, an offer to sell, or the solicitation or invitation of any offer to buy, acquire
or subscribe for, any securities or an inducement to enter
into investment activity. Any decision with respect to the
proposed statutory absorption merger of Lemminkainen into
YIT (the "Merger") should be made solely on the basis of
information to be contained in the actual notices to the
extraordinary general meeting of YIT and Lemminkainen, as
applicable, and the merger prospectus related to the Merger
as well as on an independent analysis of the information
contained therein. You should consult the merger prospectus
for more complete information about YIT, Lemminkainen, their respective subsidiaries, their respective securities and the
Merger.

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regulation or which would require any registration or
licensing within such jurisdiction.

No part of this presentation, nor the fact of its
distribution, should form the basis of, or be relied on in
connection with, any contract or commitment or investment
decision whatsoever. The information contained in this
presentation has not been independently verified. No
representation, warranty or undertaking, expressed or
implied, is made as to, and no reliance should be placed on, the fairness, accuracy, completeness or correctness of the
information or the opinions contained herein. Neither YIT
nor Lemminkainen, nor any of their respective affiliates,
advisors or representatives or any other person, shall have
any liability whatsoever (in negligence or otherwise) for
any loss however arising from any use of this presentation
or its contents or otherwise arising in connection with the
presentation. Each person must rely on their own examination and analysis of YIT, Lemminkainen, their respective
subsidiaries, their respective securities and the Merger,
including the merits and risks involved. This presentation
includes "forward-looking statements." These statements may
not be based on historical facts, but are statements about
future expectations. When used in this presentation, the
words "aims," "anticipates," "assumes," "believes," "could,"
"estimates," "expects," "intends," "may," "plans," "should,"
"will," "would" and similar expressions as they relate to
YIT, Lemminkainen, the Merger or the combination of the
business operations of YIT and Lemminkainen identify certain of these forward-looking statements. Other forward-looking
statements can be identified in the context in which the
statements are made. Forward-looking statements are set
forth in a number of places in this presentation, including
wherever this presentation include information on the future results, plans and expectations with regard to the combined
company's business, including its strategic plans and plans
on growth and profitability, and the general economic
conditions. These forward-looking statements are based on
present plans, estimates, projections and expectations and
are not guarantees of future performance. They are based on
certain expectations, which, even though they seem to be
reasonable at present, may turn out to be incorrect. Such
forward-looking statements are based on assumptions and are
subject to various risks and uncertainties. Shareholders
should not rely on these forward-looking statements.
Numerous factors may cause the actual results of operations
or financial condition of the combined company to differ
materially from those expressed or implied in the
forward-looking statements. Neither YIT nor Lemminkainen,
nor any of their respective affiliates, advisors or
representatives or any other person undertakes any
obligation to review or confirm or to release publicly any
revisions to any forward-looking statements to reflect
events that occur or circumstances that arise after the date of this presentation. The combined financial information is
presented for illustrative purposes only. The combined
income statement information has been calculated assuming
the activities had been included in one entity from the
beginning of each period. The preliminary revenue, adjusted
operating profit and operating profit of the combined
company have been calculated as a sum of combined financial
information for the twelve months ended 31 December 2016.
The combined financial information is based on a
hypothetical situation and should not be viewed as pro forma financial information.

This presentation includes estimates relating to the synergy benefits expected to arise from the Merger and the
combination of the business operations of YIT and
Lemminkainen, which have been prepared by YIT and
Lemminkainen and are based on a number of assumptions and
judgments. Such estimates present the expected future impact of the Merger and the combination of the business operations of YIT and Lemminkainen on the combined company's business,
financial condition and results of operations. The
assumptions relating to the estimated synergy are inherently uncertain and are subject to a wide variety of significant
business, economic, and competitive risks and uncertainties
that could cause the actual synergy benefits from the Merger and the combination of the business operations of YIT and
Lemminkainen, if any, to differ materially from the
estimates in this presentation. Further, there can be no
certainty that the Merger will be completed in the manner
and timeframe described in this presentation, or at all.
Notice to Lemminkainen Corporation Shareholders in the
United States The YIT Corporation shares to be issued in
connection with the merger have not been registered under
the U.S. Securities Act of 1933, as amended (the "Securities
Act") and are being issued in reliance on the exemption from registration set forth in Rule 802 under the Securities Act.

YIT Corporation and Lemminkainen Corporation are Finnish
companies and the issuance of YIT Corporation shares will be subject to procedural and disclosure requirements in Finland that may be different from those of the United States. Any
financial statements or other financial information included on this presentation may have been prepared in accordance
with non-U.S. accounting standards thatmay not be comparable to the financial statements of U.S. companies or companies
whose financial statements are prepared in accordance with
generally accepted accounting principles in the United
States. It may be difficult for U.S. shareholders of
Lemminkainen Corporation to enforce their rights and any
claims they may have arising under U.S. federal securities
laws in connection with the merger, since YIT Corporation
and Lemminkainen Corporation are located in non-U.S.
jurisdictions, and some or all of YIT Corporation's and
Lemminkainen Corporation's officers and directors may be
residents of countries other than the United States. As a
result, U.S. shareholders of Lemminkainen Corporation may
not be able to sue YIT Corporation or Lemminkainen
Corporation or their respective officers and directors in a
court in Finland for violations of U.S. federal securities
laws. Further, it may be difficult to compel YIT Corporation or Lemminkainen Corporation to subject themselves to the
jurisdiction or judgment of a U.S. court. Lemminkainen
Corporation's shareholders should be aware that YIT
Corporation may purchase Lemminkainen Corporation's shares
otherwise than under the merger, such as in open market or
privately negotiated purchases, at any time during the
pendency of the proposed merger.
YIT | 41 | Capital Markets Day 2017